Exhibit 99.1

Contango ORE, Inc. Announces Private Placement of Common Stock, Provides Operational Update and Adopts Limited Duration Stockholder Rights Agreement

HOUSTON--(BUSINESS WIRE)--September 23, 2020--Contango ORE, Inc. (OTCQB: CTGO):

Private Placement

Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) announced today that is has completed the sale of 247,172 shares of its common stock, par value $0.01 per share, at a price of $13.25 per share in a private placement to certain investors. The Company will use the net proceeds of approximately $3.2 million from this sale to fund its proportionate share of the future exploration and development programs of Peak Gold, LLC (“Peak Gold”) and for the Company’s general corporate purposes. The Company has no long-term debt and has a cash position of $5.5 million after this private placement. The Company’s CEO, Rick Van Nieuwenhuyse, participated in the capital raise for $1.0 million, on the same terms and conditions as all other investors.

The shares of common stock were sold in an offering that is exempt from registration under the Securities Act of 1933, as amended. Petrie Partners Securities, LLC assisted the Company with the private placement and will be entitled to receive compensation for the sale of the common stock at a fee of 3.25% in conjunction with subscribers that they solicited.

Operational Update

The Company also provided an operational update in the context of the ongoing Coronavirus (COVID-19) pandemic. The Company has approved its share of the 2020 budget for Peak Gold, the Company’s joint venture with Royal Alaska, a wholly-owned subsidiary of Royal Gold, Inc., which totals $1.6 million net to the Company’s 60% share. This budget covers care and maintenance of the project, as well as permitting activities to continue advancing the Peak/N Peak deposits to development stage. As a precautionary measure arising out of health and safety concerns related to COVID-19, Peak Gold determined to postpose exploration activities this summer.

Rick Van Nieuwenhuyse, the Company’s CEO commented, “It was unfortunate that Peak Gold could not execute an exploration program this season, but it was the right decision. The safety of our workforce and especially the health and safety of the communities around our project are of paramount importance. With the private placement completed, the Company is well positioned to continue to advance our high-quality Peak Gold project towards production. We look forward to updating shareholders in the near future.”

Rights Agreement

The Company also announced today that its board of directors (the “Board”) has adopted a limited duration stockholder rights agreement (the “Rights Agreement”) to replace the Company’s prior stockholder rights agreement, which has been terminated. The Board adopted an amendment to accelerate the expiration date of its prior stockholder rights agreement to September 23, 2020, such that, at the close of business on September 23, 2020, the purchase rights thereunder expired and the prior stockholder rights agreement was no longer in force and effect.

Pursuant to the Rights Agreement, the Company will issue one right (a “Right”) with respect to each outstanding share of common stock, par value $0.01 per share, of the Company, held of record at the close of business on October 5, 2020. The Rights Agreement has a one-year duration, expiring on September 22, 2021.

The Rights Agreement is similar to plans adopted by other public companies and would not prevent a combination of CORE with another business. The Rights Agreement is intended to protect shareholder interests by reducing the likelihood that any entity, person or group is able to gain control of CORE through open market accumulation without paying all shareholders an appropriate control premium or providing the Board sufficient opportunity to make informed judgments and take actions that are in the best interests of all stockholders. The Rights Agreement applies equally to all current and future shareholders and is not intended to deter offers that are fair and otherwise in the best interests of CORE’s shareholders.

The Rights will trade with the Company’s common stock and no separate Rights certificates will be issued, unless and until the Rights become exercisable. In general, the Rights will become exercisable only if a person or group acquires beneficial ownership of 18% (or 20% for certain passive investors) or more of the Company’s outstanding common stock or announces a tender or exchange offer that would result in beneficial ownership of 18% (or 20% for certain passive investors) or more of the Company’s common stock. Each Right will entitle the holder to buy one one-thousandth (1/1000) of a share of a series of junior preferred stock at an exercise price of $100.00 per Right, subject to anti-dilution adjustments. The Board may, at its option, redeem all Rights for $0.001 per Right at any time prior to the Distribution Date, as defined in the Rights Agreement. If a person or group acquires beneficial ownership of 18% (or 20% for certain passive investors) or more of the Company’s outstanding common stock, each Right will entitle holders, other than the acquiring person or group, to purchase from the Company for $100.00, subject to certain potential adjustments, shares of the Company’s common stock having a market value of twice that amount. The Board will, prior to the Rights becoming exercisable, in general be entitled to amend the Rights Agreement or to redeem the Rights for $0.001 per Right. Additional details regarding the Rights Agreement, including the restrictions on passive investors, are contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A filed by the Company with the U.S. Securities and Exchange Commission.

ABOUT CORE

CORE is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals through Peak Gold, its joint venture company with Royal Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Peak Gold; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect Peak Gold’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com